Exhibit 10.41
PROMISSORY NOTE
(Term Note)

$22,750,000.00 December 30, 2009

FOR VALUE RECEIVED, EMERGENT BIODEFENSE OPERATIONS LANSING INC., formerly known as BioPort Corporation, a Michigan corporation (the “Borrower”) promises to pay to the order of HSBC REALTY CREDIT CORPORATION (USA), a Delaware corporation (hereinafter referred to as the “Bank”) at its office at 1130 Connecticut Avenue, N.W., 12th Floor, Washington, D. C. 20036, or at such other place as the Bank may from time to time direct, the sum of TWENTY-TWO MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($22,750,000.00), with interest computed daily on the unpaid principal balance at the Interest Rate (as such term is hereinafter defined), and payable according to the repayment terms set forth herein (the “Loan”). The Loan is made pursuant to a Loan Agreement of even date herewith (the “Loan Agreement”) among the Borrower, the Bank and Emergent BioSolutions Inc. (the “Guarantor”). The Loan is guaranteed by a Guaranty of even date herewith from the Guarantor to the Bank (the “Guaranty”).  The Loan is secured by, among other things, those certain Mortgages dated as of August 25, 2006, from the Borrower in favor of the Bank, each as amended by a First Amendment to Mortgage dated June 29, 2007, and each as further amended by a Second Amendment to Mortgage of even date herewith (collectively, the “Mortgage”), and a Security Agreement of even date herewith from the Borrower to the Bank (the “Security Agreement”). This Note, the Loan Agreement, the Guaranty, the Mortgage, the Security Agreement and any other documents entered into in connection with the Loan are referred to as the “Loan Documents”).

Interest Rate and Payment Terms

This Note shall bear interest at a rate per annum (the “Interest Rate”) equal to 90-day LIBOR plus three and 25/100 percent (3.25%).  “LIBOR” shall mean the rate of interest (rounded upwards if necessary to the next 100th of one percent) determined by the Bank to be the prevailing rate per annum at which deposits in United States dollars for the applicable period are offered to the Bank by first class banks in the London Interbank Market in which the Bank regularly participates at any such time (as shown on the Reuters Screen LIBOR01 Page, at approximately 11:00a.m. (London time) on the proposed borrowing date), or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.  Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day.

This Note shall be payable in monthly installments of principal and interest in the amount required to amortize this Note over fifteen (15) years, payable on the 1st day of each month beginning January 1, 2010, and in one final balloon payment of all accrued interest and outstanding principal on December 30, 2014 (the “Maturity Date”).

The Interest Rate on this Note:  (a) will not exceed applicable legal limits, and in the event a payment is made by the Borrower or received by the Bank in excess of the applicable legal limits, such excess payment shall be credited as a payment of principal; and (b) shall be computed on the basis of 360-day year and charged for the actual number of days elapsed in each interest calculation period.

In the event that the Bank shall determine that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for determining  LIBOR, or Eurodollar deposits in the relevant amount and for the relevant maturity are not available to the Bank in the interbank Eurodollar market, the Bank shall give the Borrower prompt notice of such determination.  If such notice is given, and until such notice is withdrawn, the Interest Rate on this Note shall be a rate per annum equal to the Prime Rate plus 2.25%. “Prime Rate” means the rate per annum from time to time established by the Bank as the Prime Rate and made available by the Bank at its main office or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto. If, after the date of this Note, any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain any LIBOR loan, the Interest Rate on this Note shall be a rate per annum equal to the Prime Rate plus 2.25%, for so long as such illegality exists.

Prepayment

Upon five (5) business days’ written notice from the Borrower to the Bank, the Borrower may prepay the outstanding principal balance of this Note, in whole or in part, subject to the following terms and conditions:

(a)           any prepayment must include payment of all interest accrued and unpaid on the amount so prepaid as of the date of such prepayment;

(b)           partial prepayment shall not postpone the due date of any subsequent payment, nor shall it change the amount of any monthly payment otherwise required to be made under this Note, unless the Bank otherwise agrees in writing and in advance of receipt of such partial prepayment;

(c)           Borrower shall pay a breakage fee equal to the aggregate of all costs, fees and penalties incurred by Bank in connection with such prepayment; and

(d)           if the Interest Rate at the time of prepayment has been converted to a fixed rate pursuant to an ISDA Master Agreement or other interest rate protection agreement (“Master Agreement”), the Borrower shall pay a prepayment fee equal to the aggregate of any breakage fees related to such Master Agreement.

Late Charge

In the event the Borrower fails to make a payment of principal and/or interest in fully collected funds within fifteen (15) days after such payment is due, the Borrower shall pay a late charge to the Bank in an amount equal to five percent (5%) of the overdue installment.

Default Interest

Upon an Event of Default (as such term is hereinafter defined) and until such Event of Default is cured or this Note is paid in full, this Note shall bear interest at a rate equal to three percent (3%) per annum above the Interest Rate in effect on the date of such Event of Default.

Events of Default and Remedies

Subject to any applicable notice and cure periods contained in the Loan Documents, each of the following shall constitute a default (“Event of Default”) under this Note:

(a)           A failure to make a payment of any sum within ten (10) days of when due under this Note.

(b)           A failure to perform or observe any of the covenants, conditions or terms of this Note or any other Loan Document.

Upon the occurrence of an Event of Default or failure to pay the balance hereof when otherwise due, and notwithstanding the payment of any late charges: (i) all remaining payments under this Note shall become due and payable together with interest accrued to the date of payment without notice, at the option of the Bank; (ii) the Borrower shall reimburse the Bank for any reasonable expenses, costs and attorneys’ fees which the Bank may incur in connection with the collection of any monies due under this Note or in connection with the enforcement of any right under this Note or under any of the Loan Documents; and (iii) the Bank may exercise any or all of the other rights, powers and remedies provided for in any of the Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

Miscellaneous

The Borrower hereby waives demand, presentment for payment, protest, and notice of dishonor, and agrees that at any time and from time to time and with or without consideration, the Bank may, without notice to or further consent of the Borrower and without in any manner releasing, lessening or affecting the obligations of the Borrower: (a) release, surrender, waive, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to: (i) this Note; and (ii) all or any part of any collateral or security for this Note; or (b) grant any extension or other postponements of the time of payment hereof.

Each right, power and remedy of the Bank as provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all of such other rights, powers or remedies.

No failure or delay by the Bank to insist upon the strict performance of any term, condition or covenant of this Note, or to exercise any right, power or remedy upon a breach hereof, shall constitute a waiver of any such term, condition or covenant or of any such breach, nor shall it preclude the Bank from exercising any such right, power or remedy at any later time or times, unless such waiver is in writing signed by an authorized representative of the Bank. If the Bank accepts any payment after its due date, this does not constitute a waiver of the Bank’s right to receive timely payment of all other subsequent amounts or to declare a default for the failure to make any other subsequent payment when due.

Any payment on this Note coming due on a day on which the Bank is not open to conduct full banking business shall be due on the next succeeding business day. Each payment hereunder may be applied to pay interest, principal, late fees or costs as the Bank, in its sole discretion, may determine.

All notices under this Note shall be given as provided in the Loan Agreement.

The Borrower authorizes the Bank to disburse funds represented by this Note to the Borrower and agrees that such disbursement shall be deemed to be full and absolute consideration for the undertaking to make payment hereunder. The Borrower hereby authorizes the Bank to disclose to any subsidiary or affiliate of the Bank, to any fiduciary institution or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of the Bank, to disclose to the Bank, the financial records of the Borrower.

THE BORROWER AND THE BANK HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREIN. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE BANK THAT THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOAN. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK (INCLUDING ITS COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. THE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY AND FULLY UNDERSTANDS THE LEGAL EFFECT OF THE PROVISIONS OF THIS PARAGRAPH.

This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof). The Borrower hereby submits to the non-exclusive jurisdiction of any State of Maryland court or Federal court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Note, and hereby waives any objection it may have to the laying of venue of any such action or proceeding in any of said courts and any claim that it may have that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Whenever used herein, the word “Borrower” or “Bank” shall be deemed to include, as appropriate, its/his/her respective heirs, personal representatives, successors and assigns. All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity or the context may require.

Borrower has previously executed and delivered to Bank that certain Promissory Note dated June 29, 2007, in the original principal amount of $30,000,000.00 (the “Original Note”).  In connection with the execution and delivery of this Note, the Original Note shall be hereby terminated and replaced with this Note evidencing a total loan amount of $22,750,000.00.

(Signature Page Follows)

IN WITNESS WHEREOF, the Borrower has duly executed this Note under seal as of the date and year first hereinabove set forth.

EMERGENT BIODEFENSE OPERATIONS
LANSING INC., formerly known as BioPort Corporation, a Michigan corporation

By:/s/R. Don Elsey (SEAL)
Name:R. Don Elsey
Title:Treasurer

CONSENT OF THE GUARANTOR

The undersigned Guarantor hereby consents to the terms of this Note and acknowledges it has guaranteed this Note pursuant to the terms of that certain Guaranty executed by the undersigned of even date herewith.

EMERGENT BIOSOLUTIONS INC.,
a Delaware corporation

By: /s/Jay G. Reilly(SEAL)
Name: Jay G. Reilly
Title: Assistant Secretary